Exhibit 10.6

                                PrintOnTheNet.com

                            Miramar Park of Commerce

                                 BUSINESS LEASE

         THIS LEASE, entered into this 23rd day of October, 2000, between Sunbeam Properties, Inc., hereinafter called the Lessor, party of the first part, and PrintOnTheNet.com of the State of Delaware, hereinafter called the Lessee or tenant, party of the second part:

         WITNESSETH, That the said Lessor does this day Lease unto said Lessee, and said Lessee does hereby hire and take as tenant 3820 Executive Way Miramar, Broward County, Florida 33025 (the "Premises"), which consists of approximately 18,509 square feet as shown on Exhibit "A" attached and which is a portion of a three-building complex (the "Building" as identified on Exhibit "A". The Premises shall be used and occupied by the Lessee as a printing facility and warehouse with, computer facilities and offices ancillary thereto and for no other purposes or uses whatsoever without the express written consent of Lessor, said consent not to be unreasonably withheld or delayed, for the term of five
(5) years. The term shall begin on the date the Lessor delivers possession of the Premises ("Lease Commencement Date"), which Lease Commencement Date shall not be later than 15 days after the execution hereof and the Lessee shall be commence paying rent and Lessee's Proportionate Share (as defined below) on the thirtieth (30) day after the Lease Commencement Date (the "Rent Commencement Date"). Commencing on the date of execution hereof, Lessee shall have the right to enter the Premises for the purposes of planning, cableling, wiring and other prepatory work in connection with its occupancy thereof; provided however, that Lessee shall not interfere with nor interrupt the outgoing tenant's conduct of business during such period. Upon the Rent Commencement Date and ending the 31st day of October, 2005, the Lessee shall be obligated to pay rent on the first of each and every month the rent as follows:

   $7,665.81 per month plus State Sales Tax from Rent Commencement Date thru October 31, 2001;
   $7,972.44 per month plus State Sales Tax from November 1, 2001 thru October 31, 2002;
   $8,291.34 per month plus State Sales Tax from November 1, 2002 thru October 31, 2003;
   $8,622.99 per month plus State Sales Tax from November 1, 2003 thru October 31, 2004;
   $8,967.91 per month plus State Sales Tax from November 1, 2004 thru October 31, 2005.

Such payments are in addition to all other payments to be made under this Lease by Lessee, including but not limited to those described in Paragraph 28.

Lessee hereby deposits  $45,451.96 with Lessor for the following:
      November 1-30, 2000 Rent:                                   $7,665.81
      Lessee's Proportionate Share of November 1-30, 2000
         Estimated Expenses (per Paragraph 28):                  $ 3,053.99
      Sales Tax:                                                 $   643.19
      Security Deposit:                                          $34,088.97
                                                                 ----------
      Total:                                                     $45,451.96

$11,362.69 of said security deposit shall be conditionally refunded to Lessee as described in Paragraph 38(b). The remaining balance of the security deposit shall be refunded to Lessee at the expiration of this Lease provided this Lease is in good standing at that time.

In the event the term of this Lease begins or ends on other than the first or last day of a month, rent for such month(s) shall be prorated on a per diem basis. In the event that any monthly rental payment due hereunder is not received by Lessor by the fifth (5th) day of any month, said payment shall bear a late charge of ten percent (10%) of the monthly payment which shall be then due and payable.

All payments to be made to the Lessor on the first day of each and every month in advance without demand at the office of Sunbeam Development Corporation, 1401 79th St. Causeway in the City of Miami, Florida 33141 or at such other place and to such other person, as the Lessor may from the time to time designate in writing.

The following express stipulations and conditions are made a part of this Lease and are hereby assented to by the Lessee:

         FIRST: The Lessee shall not assign this Lease, nor sub-let the Premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and all additions thereto, without the written consent of the Lessor, said consent not to be unreasonably withheld or delayed, and all additions, fixtures, or improvements which may be made by Lessee, except movable office furniture, equipment and other fixtures which are not affixed to the Premises and which can be removed without damage to the Premises, shall become the property of the Lessor and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease. Notwithstanding the foregoing, the Lessor acknowledges that the Lessee intends to sub-let a portion of the Premises which in the aggregate total will be approximately 5,000 square feet ("Sub-Let") which Sub-Let shall be subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed.

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         SECOND: All personal property placed or moved in the Premises above described shall be at the risk of the Lessee or owner thereof, and Lessor shall not be liable for any damage to said personal property, or to the Lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the Building or of any other person whomsoever, except for Lessor's willful misconduct or gross negligence.

         THIRD: That the Lessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said Premises during said term.

         FOURTH: In the event the Premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this Lease, whereby the same shall be rendered untenantable, then the Lessor shall have the right to render said Premises tenantable by repairs within 180 days therefrom. If said Premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

         FIFTH: The prompt payment of the rent for said Premises upon the dates named, and the faithful observance of the rules and regulations printed upon this Lease, and which are hereby made a part of this covenant, are the conditions upon which this Lease is made and accepted and any failure on the part of the Lessee to comply with the terms of said Lease, or any of said rules, shall at the option of the Lessor, be deemed a default of this Lease.

         SIXTH: If the Lessee shall be in default under this Lease or shall abandon or vacate said Premises before the end of the term of this Lease (and Lessee shall fail to pay rent or maintain the Premises as required hereunder), or shall suffer the rent to be in arrears, the Lessor may, at his option, forthwith cancel this Lease or he may enter said Premises as the agent of the Lessee, by force or otherwise (all in accordance with local law), and relet the Premises with or without any furniture that may be therein, as the agent of the Lessee, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, the said Lessee shall pay any deficiency, and if more than the full rental is realized Lessor will pay over to said Lessee the excess of demand. In the alternative, Lessor may elect to declare the entire rent for the balance of the Lease Term, or any part thereof, due and payable forthwith, and to bring an action for the recovery thereof.

         SEVENTH: Lessee agrees to pay the cost of collection and reasonable attorney's fees on any part of said rental that may be collected by suit or by attorney, after the same is past due.

         EIGHTH: The Lessee agrees that it will pay all charges for rent, gas, electricity or other illumination used on said Premises, and should said charges for rent or light herein provided for at any time remain due and unpaid for the space of five days after the same shall have become due, the Lessor may at its option consider the said Lessee tenant at sufferance and immediately re-enter upon said Premises and the entire rent for the rental period then next ensuing shall at once be due and payable and may forthwith be collected by distress or otherwise. In addition, it shall be considered a default of this Lease in the event a lien is placed against the Building or premises as the result of the work performed by Lessee or Lessee's contractors, subcontractors or agents and such lien is not released within thirty (30) days of Lessee receiving notice of such lien. Lessor represents that the electric utility for the Premises is separately metered and Lessee may connect same in the name of the Lessee.

         NINTH: The said Lessee hereby pledges and assigns to the Lessor all the furniture, fixtures, goods, and chattels of said Lessee, which shall or may be brought or put on said Premises as security for the payment of the rent herein reserved, and the Lessee agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of the said Lessor, and does hereby agree to pay reasonable attorney's fees not to exceed ten percent of the amount so collected or found to be due, together with all costs and charges therefore incurred or paid by Lessor.

         TENTH:  [INTENTIONALLY DELETED]

         ELEVENTH: The Lessor, or any of its agents, shall have the right to enter said Premises during all reasonable business hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said Building, or to exhibit said Premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within thirty (30) days before the expiration of this Lease; provided that Lessor's entry shall not unreasonably interfere with the business of Lessee. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this Lease, or to the rules and regulations of the Building.

         TWELFTH: Lessee hereby accepts the Premises in the condition they are in at date of execution of this Lease and Lessor shall deliver the Premises to Lessee in the same condition at the commencement of the term of this Lease. Notwithstanding the foregoing, Lessee acknowledges that the out-going tenant shall be removing its personal property from the Premises (which may include but is not limited to the crane, racks, other equipment, inventory and furniture). Lessor is responsible for any damage to Premises caused by the tenant currently occupying the Premises from the date hereof and prior to the commencement of the term of this Lease. Lessee agrees to maintain said Premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this Lease, and to make good to said Lessor immediately upon demand, any damage to water apparatus, or electric lights, or any fixtures, appliances or appurtenances of said Premises, or of the Building, caused by any act or neglect of Lessee, or of any person or persons in the employ or under the control of the Lessee.

         THIRTEENTH: (a) It is expressly agreed and understood by and between the parties to this Lease, that the Lessor shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said Building.

                     (b) Except for Lessor's negligence or intentional acts and except as may be specifically provided elsewhere in this Lease, Lessor shall not be liable for any damage or injury to any person or property whether it be to the person or property of the Lessee, its employees, agents, invitees, licensees or guests by reason of Lessee's occupancy of the Premises or because of fire, flood, windstorm, water, acts of God or third parties or for any other reason beyond the control of Lessor. Lessee agrees to indemnify and save harmless Lessor from and against any and all loss, damage, claim demand, liability or expense, including reasonable attorney's fees at trial and upon appeal, by reason of

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damage to person or property which may arise or be claimed to have arisen as a result of Lessee's occupancy or use of the Premises, Building and/or property of which the Premises is a part by Lessee, its employees, agents, invitees, licensees or guests, or in connection therewith, or in any way arising on account of any injury or damage caused to any person or property on or in the Premises, except to the extent occasioned by Lessor's intentional acts or gross negligence.

         FOURTEENTH: If the Lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the Lessee, before the end of said term the Lessor is hereby irrevocably authorized at its option, to forthwith cancel this Lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting Lessor's rights as contained in this Lease, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described Premises by virtue of this Lease.

         FIFTEENTH: [INTENTIONALLY DELETED]

         SIXTEENTH: This Lease shall bind the Lessee and its assigns or successors, and the heirs, assigns, administrators, legal representatives, executors or successors as the case may be, of the Lessee.

         SEVENTEENTH: It is understood and agreed between the parties hereto that time is of the essence of this Lease and this applies to all terms and conditions contained herein.

         EIGHTEENTH: It is understood and agreed between the parties hereto that written notice mailed or delivered to the Premises Leased hereunder shall constitute sufficient notice to the Lessee and written notice mailed or delivered to the office of the Lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this Lease.

         NINETEENTH: The rights of the Lessor under the foregoing shall be cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

         TWENTIETH: It is further understood and agreed between the parties hereto that any charges against the Lessee by the Lessor for services or for work done on the Premises by order of the Lessee or otherwise accruing under this Lease shall be considered as rent due and shall be included in any lien for rent due and unpaid.

         TWENTY-FIRST: Signage. (a) It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the Premises leased hereunder shall be first submitted to the Lessor for approval before installation of same.

                                 (b) Lessee may install an  eighteen  inch (18")
high by four-foot (4') wide sign on the glass panel over its front door. Said sign shall be white vinyl and surface-applied and shall be subject to Lessor's reasonable approval. The defined copy area is attached as Exhibit "D-1".

                                 (c)  Lessee may be given the opportunity to
have shared signage on a monument sign to be installed by Lessor in front of the Building. Lessee's portion of the sign shall be installed by Lessor. The copy and graphics shall be in Lessee's corporate colors. A conceptual example of such signage is attached as Exhibit "D-2". Lessee shall reimburse Lessor approximately $200.00 for such signage.

         TWENTY-SECOND: All personal property placed or moved in the Premises and tenant improvements to the Premises shall be at the risk of Lessee or the owner thereof, and Lessor shall not be liable to Lessee for damages to same unless caused by or due to gross negligence of Lessor, Lessor's agents or employees. Lessee agrees to obtain liability insurance containing a single limit of not less than $500,000.00 for both property (including but not limited to fire hazard) and bodily injury, at its own cost. Lessee consents to provide Lessor with a Certificate of Insurance, as above described, naming Lessor as additional insured and favoring the Lessor with a thirty (30) day notice of cancellation.

         TWENTY-THIRD: Lessee is responsible for the maintenance and repair of the interior of the Premises, including but not limited to plate glass windows, all doors, all interior plumbing, the electrical and any items which the Lessee installs or has others install. If Lessee or any agent employed by Lessee damages the roof, the repair of said roof will be Lessee's sole responsibility. Lessee shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Lessor, for servicing all heating and air conditioning systems and equipment within the Premises. Such contract must become effective within thirty
(30) days of the date Lessee takes possession of the Premises. Lessor is responsible for the maintenance and repair of the exterior of the Premises, including but not limited to, the roof, all structural components of, to and for the Premises and outside the Premises.

         TWENTY-FOURTH: Lessee represents and warrants that Coldwell Banker Commercial NRT, Inc. is the only broker representing Lessee that is due a commission, fee or other sum which is now or in the future may be due and payable with regard to leasing, acquisition or other such matters related to the Demised Premises. Said fee shall be paid by Lessor. Lessor represents and warrants that no broker has represented Lessor or that Lessor will be responsible for any commission by any broker claiming to represent Lessor. Lessor and Lessee each agree to indemnify and hold each other harmless from any and all liability for the payment of any other such commissions, fees and other sums.

         TWENTY-FIFTH: Lessor agrees to provide water and sewer service to the Building and Premises, maintain the roof, landscaping, irrigation system, the exterior of the Building, the adjacent lake bank, lighting, loading areas, parking areas, sidewalks and driveways, and to keep the common areas reasonably clean of debris and to provide proper supervision and security of such areas as necessary. Lessee agrees to pay in addition to the rent set forth herein, Lessee's Proportionate Share of such costs (which costs include a management fee that shall not exceed five percent (5%) of rent collected from all of the lessees of the Building (the "Management Fee"). "Lessee's Proportionate Share" shall be the fraction or ratio of the floor area of the Lessee's Premises divided by the total floor area of the Building. (18,509 square feet/173,085 square feet = 10.43%). Lessor represents and warrants to Lessee that Lessee's Proportionate Share of 10.43% is accurate. Notwithstanding the foregoing, the Lessee's Proportionate Share shall not include any of the Exclusions to Lessee's Proportionate Share described in Exhibit E attached hereto.

         TWENTY-SIXTH: Lessor shall pay all taxes, assessments and levies charged or assessed by any governmental authority, (hereinafter collectively referred to as Taxes) upon its property in the Building and Lessee's Premises and land, Buildings or Premises in or upon which the Lessee's Premises are located, and shall cause all-risk insurance to be maintained thereon in amounts not to exceed the full replacement cost of the improvements constituting the Building from time to time. Lessee agrees to pay as additional rent, without relief from valuation or appraisement laws, Lessee's Proportionate Share of any such taxes, of any premiums payable in respect of such insurance coverage, and of any

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premiums payable in respect of public liability insurance and rental insurance maintained by or for the Lessor in respect of the land and the Building. Lessor shall diligently challenge any Taxes each year when appropriate and any rebates or refunds ("Refunds"), less the reasonable cost of Lessor's challenge, shall operate to reduce Lessee's Proportionate Share. In the event that Taxes are challenged for a year when this Lease was in effect and included in Lessee's Proportionate Share and a Refund is obtained in a subsequent year, then: (i) if this Lease is still in effect Lessee's Proportionate Share of such Refund shall operate to reduce Lessee's Proportionate Share in the year in which received; and, (ii) if this Lease is not still in effect, Lessee's Proportionate Share of such Refund shall be paid by Lessor to Lessee upon Lessor's receipt of such Refund.

         TWENTY-SEVENTH: Lessee recognizes that the Premises are subject to that certain Declaration of Protective Covenants and Restrictions for Miramar Park of Commerce. Under the Declaration, Sunbeam Properties, Inc. currently enforces the Declaration and operates and maintains the Common Area referred to therein. The Lessee agrees to pay on behalf of Lessor, Lessee's Proportionate Share of any and all maintenance or other assessments imposed by Sunbeam Properties, Inc. (or its successor) on the Lessor as owner of the Building as provided in the Declaration. Based on the current cap under the Declaration, Lessees' Proportionate Share of the assessments shall not exceed $3,600.00 per year.

         TWENTY-EIGHTH: (a) Lessee shall pay $3,053.99 per month plus State Sales Tax as an estimate of Lessee's Proportionate Share of the expenses described in Paragraphs 25, 26 AND 27. Said payment is in addition to all other sums to be paid by Lessee including but not limited to rent. On an annual basis, Lessor shall notify Lessee what the actual expenses were over the previous calendar year and within ten (10) days of such notice, Lessee shall pay (or receive a reimbursement) for the difference, if any, plus State Sales Tax, between what Lessee paid as an estimate and the actual expenses. Lessee's share for a partial calendar year at the beginning or end of the term of this Lease shall be prorated on a per diem basis. In the event that Lessor adjusts its estimate of the expenses described in Paragraphs 25, 26 and 27 to more accurately reflect the actual expenses incurred, Lessee's monthly estimated payment of its Proportionate Share of such expenses shall be appropriately adjusted.

                              (b)  Notwithstanding anything to the contrary
contained hereinabove, Lessee's Proportionate Share of Expenses described in Paragraphs 25 and 27 shall not unreasonably exceed what is typical for similar quality buildings located in first class business parks in Southwest Broward County.

                              (c) Lessee reserves the right to inspect and audit
Lessor's records with respect to the Lessee's Proportionate Share and to set forth objections thereof. Lessor shall keep or cause to be kept books and records showing Lessee's Proportionate Share for each calendar year in accordance with generally accepted accounting principles consistently applied. If such inspection and audit reveals overstated charges of the Lessee's Proportionate Share, Lessor shall remit the overstated amount to Lessee within thirty (30) days of demand therefor. In addition, if such overstated amount equals or exceeds five percent (5%) of the Lessee's Proportionate Share for that calendar year, Lessor shall also pay the reasonable costs of Lessee's inspection and audit to Lessee with such payment.

         TWENTY-NINTH: (a) If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof after a condemnation action has been actually commenced, and the taking would prevent or materially interfere with the use of the Premises for the purpose of which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking shall occur.

                       (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof after a condemnation action has been actually commenced, and this Lease is not terminated as provided in the Subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Lessor shall undertake to restore the Premises to a condition suitable for the Lessee's use, as near to the condition thereof immediately prior to such taking as is a reasonably feasible under all the circumstances.

                       (c) In the event of any such taking, or by private purchase in lieu thereof after a condemnation action has been actually commenced, Lessor and Lessee shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interest in any condemnation proceedings; provided that Lessee shall not be entitled to receive any award for Lessee's loss of its Leasehold interest, the right to such award being hereby assigned by Lessee to Lessor.

         THIRTIETH: Should Lessee hold over and remain in possession of the Premises at the expiration of any term hereby created, Lessee shall, by virtue of this paragraph, become a Lessee by the month at twice the Rent per month of the last monthly installment of Rent above provided to be paid, which said monthly tenancy shall be subject to all the conditions and covenants of this Lease as though the same had been a monthly tenancy instead of a tenancy as provided herein, and Lessee shall give to Lessor at least fifteen (15) days' written notice of any intention to remove from the Premises, and shall be entitled to ten (10) days' notice from Lessor in the event Lessor desires possession of the Premises; provided, however, that said Lessee by the month shall not be entitled to ten (10) days' notice in the event the said Rent is not paid in advance without demand, the usual ten (10) days' written notice being hereby expressly waived.

         THIRTY-FIRST:  [INTENTIONALLY DELETED].

         THIRTY-SECOND: Lessee shall be entitled to the use of 30 parking spaces including striping a portion of the rear truckyard, of which 25 shall be on an unassigned, nonreserved basis and 5 (closest to the front door, excluding handicapped parking) shall be reserved solely for the exclusive use of Lessee's employees or guests, as the Lessee shall determine from time to time. In its normal course of business, Lessee will not cause more than said number of parking spaces to be occupied at any one time by its employees or invitees.

         THIRTY-THIRD: Lessee, its successors and assigns shall comply with all of the laws, rules and regulations regarding the use of hazardous materials in, on and about the Premises, as such laws, rules and regulations may be in effect and as promulgated by any federal, state, county or municipal governmental body, or any agency or instrumentality thereof.

         THIRTY-FOURTH: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information may be obtained from your county public health unit.

         THIRTY-FIFTH: In any case, where either party hereto is required to do any act, except the payment of rent or other money, the term for the performance thereof shall be extended by a period equal to any delay caused by or resulting from acts of God, the elements, weather, war, civil commotion, fire or other casualty, strikes, lockouts, labor disturbances, inability to procure labor or materials, failure of power, government regulations or other causes beyond such party's reasonable control, whether such time be designated by a fixed date, a fixed time or a "reasonable time".

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         THIRTY-SIXTH:   "As-Is".  Lessee accepts the Premises in "as-is"
 condition,  as described in Paragraph 12, above.

         THIRTY-SEVENTH: Alterations. Lessee shall not make any exterior alterations to the Premises without the prior written approval of Lessor of the plans and specifications for said alterations, which approval shall not be unreasonably withheld or delayed. In addition, Lessee shall not make any interior alterations, additions or improvements to the Premises in excess of $500.00 without the prior written approval of Lessor of the plans and specifications for said alterations, which approval shall not be unreasonably withheld or delayed by Lessor. All work shall be performed by a contractor or contractors who shall be reasonably approved in writing by Lessor. All work performed in accordance with said approved plans and specifications; any material deviations therefrom must first be approved in writing by Lessor. Lessee may, without the consent of Lessor, but at its own cost and expense and in good workmanlike manner erect such shelves, bins, machinery and other trade fixtures as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging such Building or improvements, and in each case after complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Lessee shall be and remain the property of Lessee during the term of this Lease and shall become the property of Lessor as of the date of termination of this Lease, or upon earlier vacating of the Premises, and title shall pass to Lessor under this Lease as by a bill of sale. All shelves, bins, machinery and trade fixtures installed by Lessee may be removed by the Lessee prior to the termination of this Lease, if the Lessee so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Lessor; upon any such removal Lessee shall restore the Premises to a good and Leaseable condition, less ordinary wear and tear. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure, roof or structural qualities of the Building and other improvements within which the Premises are situated. If Lessor shall consent to any alterations, additions or improvements proposed by Lessee, Lessee shall construct and maintain the same to comply with all then existing governmental laws, ordinances, rules and regulations. Prior to commencing any work or installing any equipment (but only if such equipment requires alterations to the Premises) in excess of $5,000.00 in, on or about the Premises, Building or Property, Lessee shall:

                  (1) Notice of Commencement. File a Notice of Commencement with Broward County and provide Lessor with a copy of same;

                  (2) Subcontracts. Enter into a contract with its contractor and/or other persons who will do the work and install the equipment referred to, which contract will provide, among other things, that said work shall be done and equipment installed in a good workmanlike manner in accordance with the plans and specifications previously approved and consents, authorizations, and licenses previously obtained and which contract shall provide that the contractor, subcontractor, or other person referred to above will look solely to Lessee for payment and will hold Lessor and the premises free from all liens and claims of all persons furnishing labor or materials therefor, and will also provide that similar waivers of the rights to file liens shall be obtained from any and all said contractors or materialmen. A copy of said contract, together with a duly executed waiver of the right to file liens executed by the contractor, subcontractor, or other persons referred above, shall be furnished to Lessor as a condition of Lessor approving such alterations or installations.

                  (3) Indemnification. Indemnify and save Lessor harmless against any and all bills for labor performed and equipment, fixture, and materials furnished to Lessee in connection with said work as aforesaid and against any and all liens, bills or claims therefore or against the premises and from and against all loss, damages, costs, expenses, suits, claims, and demands related to such work.

                  (4) Insurance Lessee and/or all contractors which Lessee employs shall procure and maintain at Lessee's and/or Lessee's contractors' own cost and expense insurance against claims under Workman Compensation Acts with limits of $100,000.00 for Employers Liability Insurance.

                  (5) Inspections. Lessor shall have the right to place its supervisory personnel or representatives on the job during the course of construction, at Lessor's expense, for the purpose of making inspections and insuring that Lessee and Lessee's contractors, suppliers, and materialman comply with these conditions.

                  (6) Impact Fees. In the event Lessee's alterations to the Premises cause the City of Miramar to assess impact fees, Lessee shall be solely responsible for paying same. (In particular, Lessee acknowledges that the addition of plumbing fixtures may result in water and sewer impact fees being assessed by the City and that such fees shall be Lessee's sole responsibility to pay.

              THIRTY-EIGHTH: Tenant Improvements. (a) Lessee and Lessor agree to work together in good faith to develop plans and specifications ("Plans and Specifications") at Lessee's sole cost and expense for the tenant improvements ("Tenant Improvements") that Lessee shall construct within the Premises. Said Tenant Improvements may include the build-out of approximately 1,000 square feet of additional air conditioned offices in the Premises and air conditioning the balance of the existing warehouse and may be competed in different phases, from time to time, as Lessee shall determine. Lessee shall not be obligated to perform any Tenant Improvements (but once a phase or a project is commenced by Lessee it must be completed as provided herein). The Plans and Specifications shall include but not be limited to fire sprinkler shop drawings, a finish schedule, a floor plan, air-conditioning shop drawings including roof-top locations and equipment heights, and electrical and plumbing (if any) layout. Based on this information and other information Lessor may reasonably request of Lessee, Lessee shall develop permit-ready drawings with which Lessee shall pull a building permit (the fee for such permit to be paid for by Lessee). The Plans and Specifications shall be mutually agreed to in writing prior to the commencement of construction. Lessee shall deliver Plans and Specifications to Lessor for Lessor's reasonable comments or approval and Lessor shall respond within ten (10) business days or such Plans and Specifications shall be deemed approved by Lessor. Lessee may make the Tenant Improvements as provided in this Paragraph 38 and nothing herein shall obligate Lessee to make all or any Tenant Improvements.

                       (b) Provided there are no defaults under this Lease, Lessor agrees to return $11,362.99 of Lessee's security deposit after satisfaction of all of the following:

         (1) Lessee's completion of and full payment for at least $30,000 of Qualifying Tenant Improvements. "Qualifying Tenant Improvements" means all direct expenditures paid to third-parties for: (i) new air-conditioning equipment and/or duct-work; and/or, (ii) the build-out of new office space in previously un-built our portion(s) of the Premises, which shall include but not be limited to, new: drywall and metal or wood studs, doors, lighting, flooring, bathroom facilities and all hardware, paint, design or other expenditures commonly associated with any new such build-out. "Qualifying Tenant Improvement shall not include any indirect costs of Lessee, such as overhead, insurance, etc and shall not include any expenditures by Lessee to prepare the Premises for the Lessee's initial move in. Lessee shall provide Lessor with written documentation supporting its payment of Qualifying Tenant Improvements;

         (2) Lessor's receipt of final releases-of-lien from all of Lessee's contractors and associated subcontractors and material suppliers;

         (3) Lessor's receipt of an affidavit of payment from the general contractor;

         (4) Issuance of a certificate of completion or reasonably equivalent document from the City of Miramar.

                  (c) Lessee shall not be permitted to commence construction of the Tenant Improvements at the Premises until the Plans and Specifications are mutually agreed to by Lessee and Lessor in writing and Lessee has received a building permit for such work from the City of Miramar.

         IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

         Signed, sealed and delivered in the presence of:

                                        LESSOR: Sunbeam Properties, Inc.


                                        By:  /s/ Andrew L. Ansin
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Witness Sign Name                            Andrew L. Ansin, Vice President



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Witness Print Name                            Date


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Witness Sign Name


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Witness Print Name

                                            LESSEE: Print on the Net.Com
                                                    ---------------------------


                                        By:   /s/ Neal Polan
----------------------------------           ----------------------------------
Witness Sign Name                            Neal Polan, Chief Executive Officer


                                                             October 23, 2000
----------------------------------
Witness Print Name



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Witness Sign Name


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Witness Print Name

                                   Exhibit "A"

Page 1: Parcel Plan of Miramar Park of Commerce identifying the location of the Building & Premises Page 2: Site Plan of the Building identifying the Premises

                                   Exhibit "B"

                              Intentionally Deleted

                                   Exhibit "C"

                              Intentionally Deleted

                                   Exhibit "D"

Page 1: Above-Door sign standard
Page 2: Ground-Mounted Signage Standard

                                   EXHIBIT "E"

                   Exclusions to Lessee's Proportionate Share

      Notwithstanding anything to the contrary contained in the Lease, the definition of "Lessee's Proportionate Share" shall not include (and Lessee shall not be obligated to pay for) any of the following:

      1. sny ground lease rental;

      2. Costs of capital improvements and equipment; except for those acquired to reduce common area operating expenses (amortized over the longest period allowed by GAAP (Generally Accepted Accounting Principles).

      3. Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in Section 2, above (excluding, however, equipment not affixed to the building which is used in providing janitorial or similar services);

      4. Costs incurred by Lessor for the repair of damage to the building, to the extent that Lessor is reimbursed by insurance proceeds;

      5. Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants or other occupants in the building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the building;

      6. Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

      7. Marketing costs including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses (including any concessions) incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective Lessees or other occupants of the building;

      8. Costs incurred by Lessor for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied, except as permitted in Sections 2 and 3 above;

      9. Costs of a capital nature, including, without limitation, capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied, except as permitted in Sections 2 and 3 above;

      10. Expenses in connection with services or other benefits which are not offered to Lessee or for which Lessee is charged for directly but which are provided to another tenant or occupant of the building the cost of which is included as Lessee's Proportionate Share;

      11. Costs incurred by Lessor due to the violation by Lessor of the terms and conditions of any lease of space in the building, building code or zoning violation;

      12. Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

      13. Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the site;

      14. Lessor's general corporate overhead and general and administrative expenses;

      15. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor;

      16. Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the building which is used in providing janitorial or similar services;

      17. Advertising and promotional expenditures, and costs of signs in or on the building identifying the owner of the building or other Lessees' signs;

      18. Electric power costs for which any tenant directly contracts with the local public service company;

      19. Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, are not at that time being treated as rebillable expenses by owners of comparable buildings in the area;

      20. All assessments for capital improvements (which are not specifically charged to Lessee because of what Lessee has done or not done), which can be paid by Lessor in installments, shall be paid by Lessor in the maximum number of installments permitted by law and not included as Lessee's Proportionate Share except in the year in which the assessment is actually paid;

      21. Costs associated with the operation of the business of the partnership or entity which constitutes Lessor as the same are distinguished from the costs of the building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor's interest in the building, costs of any disputes between Lessor and its employees, disputes of Lessor with building management, or outside fees paid in connection with disputes with other tenants;

      22. Notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, costs arising from the presence of hazardous materials or substances in or about the building including, without limitation, hazardous substances in the ground water or soil;

      23. Costs arising from Lessor's or other tenant's negligence or intentional acts;

      24. Costs arising from Lessor's charitable or political contributions;

      25. Costs arising from latent defects in the base, shell or core of the building or improvements installed by Lessor or repair thereof; and

      26. Costs of sculpture, paintings or other subjects of art.




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